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                                                                 EXHIBIT 10.24.1

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Second Amended and Restated Employment Agreement (the "Amendment") is made as of February 28, 2003, between Epoch Biosciences, Inc., a Delaware corporation (the "Employer"), and William Gerber, M.D., an individual ("Employee").

                                    RECITALS

        WHEREAS, the Employer currently employs Employee pursuant to that certain Second Amended and Restated Employment Agreement dated January 10, 2002 (the "Employment Agreement"); and

        WHEREAS, the Employer and Employee desire to amend the Employment Agreement to extend the term set forth in the Employment Agreement and to modify the severance benefits in certain situations, as provided in greater detail below;

        NOW THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth and for other valuable consideration, the Employer and Employee hereby agree as follows:

                                    AGREEMENT

1. Definitions.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Employment Agreement.

2. Amendment to Section 2 of the Employment Agreement.

        Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

                "2. TERM. The term of the Employee's employment hereunder commenced on the Effective Date and shall expire on April 16, 2004 (the "Expiration Date"), unless sooner terminated as hereinafter specified in
        Section 4. The Employer is an at-will employer, and does not guarantee employment for any specific duration."

3. Amendment to Section 4.1(b) of the Employment Agreement.

        Section 4.1(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

                "(b) In the event of a termination by Employer without Cause for reasons other than death or disability, the Employer shall pay to the Employee a severance compensation amount equal to twelve (12) months of Employee's monthly Base Salary which shall be payable in the manner and times provided below."

4. Amendment to Section 4.1(d) of the Employment Agreement.



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        Section 4.1(d) of the Employment Agreement is hereby amended to read in its entirety as follows:

                "(d) In the event of a termination by the Employer without Cause for reasons other than death or disability, or termination by Employee for Good Reason (as hereinafter defined, and provided that Employee follows the procedures set forth in Section 4.3 hereof), provided that such termination without Cause or for Good Reason is within twelve (12) months of a Change in Control (as hereinafter defined):

                        (i) instead of the payment set forth in subsection (b)
                hereof, the Employer, shall pay Employee severance compensation in an amount equal to the portion of Base Salary that would have been payable to Employee during the next twelve (12) months following such termination based upon Employee's monthly Base Salary prior to the Change in Control, which shall be payable in the manner and times provided below; and

                        (ii) all stock options then held by Employee shall
                accelerate and become fully vested and exercisable."

5. Miscellaneous.

                (a) Continuing Force and Effect. Except as herein expressly amended, all terms, covenants and provisions of the Employment Agreement are and shall remain in full force and effect and all references therein to such Employment Agreement shall henceforth refer to the Employment Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Employment Agreement.

                (b) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


EPOCH BIOSCIENCES, INC.


        /s/ Fred Craves, Ph.D.,
-----------------------------------------
Fred Craves, Ph.D., Chairman of the Board

EMPLOYEE

        /s/ William Gerber, M.D.
-----------------------------------------
William Gerber, M.D.



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